Exhibit 3.28

AMENDED AND RESTATED
BYLAWS

OF

MET-Rx Nutrition, Inc.

A Delaware Corporation

Date of Adoption: November 2, 1998
Date of Amendment and Restatement: January 5, 1999

MET-Rx Nutrition, Inc.

BYLAWS

Table of Contents

ii

AMENDED AND RESTATED BYLAWS

OF

MET-Rx Nutrition, Inc.

Article I

Offices

Section 1.                          Registered Office.  The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware, such registered office need not be identical to such principal office of the Corporation.

Section 2.                          Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

Shareholders

Section 1.                          Place of Meetings.  All meetings of the shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.                          Quorum; Adjournment of Meetings.  Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business and the act of a majority of such stock so represented at any meeting of shareholders at which a quorum is present shall constitute the act of the meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.                          Annual Meetings.  An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of shareholders.

Section 4.                          Special Meetings.  Unless otherwise provided in the Certificate of Incorporation, special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board (if any), by the President or by a majority of the Board of Directors, and shall be called by the Chairman of the Board (if any), by the President or the Secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holder(s) of at least 25% of the issued and outstanding stock entitled to vote at such meeting.

Section 5.                          Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of shareholders, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not fix a record date for any meeting of the shareholders, the record date for determining shareholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article VII, Section 3 of these bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in accordance with Section 12 of this Article II, corporate action without a meeting of shareholders is to be taken, the record date for determining shareholders entitled to express consent to such corporate action in writing, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.                          Notice of Meetings.  Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any) or the

President, the Secretary or the other person(s) calling the meeting to each shareholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation.

Section 7.                          Stock List.  A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in the name of such shareholder, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 8.                          Proxies.  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of shareholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 9.                          Voting; Elections; Inspectors.  Unless otherwise required by law or provided in the Certificate of Incorporation, each shareholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by shareholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by ballot, unless otherwise provided in the Certificate of Incorporation.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 10.                   Conduct of Meetings.  The meetings of the shareholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the President, or if neither the Chairman of the Board (if any), nor President is present, by a chairman elected at the meeting.  The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the chairman of the meeting of shareholders shall otherwise determine, the order of business shall be as follows:

(a)                                     Calling of meeting to order.

(b)                                     Election of a chairman and the appointment of a secretary if necessary.

(c)                                      Presentation of proof of the due calling of the meeting.

(d)                                     Presentation and examination of proxies and determination of a quorum.

(e)                                      Reading and settlement of the minutes of the previous meeting.

(f)                                       Reports of officers.

(g)                                      The election of directors if an annual meeting, or a meeting called for that purpose.

(h)                                     Unfinished business.

(i)                                         New business.

(j)                                        Adjournment.

Section 11.                   Treasury Stock.  The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

Section 12.                   Action Without Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these bylaws to be taken at a meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those shareholders who have not consented in writing.

Article III

Board of Directors

Section 1.                          Certain Defined Terms.  As used in Sections 3 and 4 of this Article III, the following terms shall have the meanings indicated:

Affiliate:  With respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Capital Stock:  The Series A Common Stock, the Series B Common Stock, the Senior Preferred Stock, the Junior Preferred Stock and other capital stock of the Corporation.

Common Stock:  The Series A Common Stock, the Series B Common Stock and any other series of common stock of the Corporation that may be issued from time to time.

Junior Preferred Stock:  The 8% Junior Cumulative Preferred Stock, par value $.01 per share, of the Corporation.

Person:  Any natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

Related Person:  With respect to a natural person, such Person’s spouse, children (natural and adopted), grandchildren, brothers, sisters and parents and any spouse of any such person listed above (each such person herein a “Relative”), and, with respect to any Person, any partnership, trust, corporation or other legal entity of which more than 50% of the beneficial ownership or interest is directly or indirectly held by such Person or any Relative of such Person, and any other Affiliate of such Person.

Senior Preferred Stock:  The 8% Senior Cumulative Preferred Stock, par value $.01 per share, of the Corporation.

Series A Common Stock:  The Series A Common Stock, par value $.01 per share, of the Corporation.

Series B Common Stock:  The Series B Common Stock, par value $.01 per share, of the Corporation.

Shansby Partnership Event:  The earliest date, if any, that both J. Gary Shansby and Charles H. Esserman have ceased (whether by death, resignation or removal) to serve as a general partner, managing member or similar official of TSG3 or any successor (or a general partner, managing member or similar official of the general partner, managing member or similar official of TSG3 or any successor or of any other entity or entities that serve in such capacity on behalf of TSG3 or any successor).

Shareholder:  Each holder of shares of Capital Stock (including, without limitation any person who becomes a Shareholder either by issuance from the Company, transfer from another Shareholder or otherwise).

Subsidiary:  (i) Any corporation or other entity a majority of the capital stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Corporation or any direct or indirect Subsidiary of the Company or (ii) a partnership in which the Corporation or any direct or indirect Subsidiary is a general partner.

Section 2.                          Power: Number; Term of Office.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

The number of directors which shall constitute the whole Board of Directors shall be three natural persons. Each director shall hold office for the term for which he is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

Unless otherwise provided in the Certificate of Incorporation, directors need not be shareholders nor residents of the State of Delaware.

Section 3.                          Quorum: Required Vote for Board Action.  Unless otherwise provided in the Certificate of Incorporation or required by law, each director shall have one vote. A quorum for the transaction of business at a meeting of the Board of Directors shall exist when all, and not less than all, three directors are present, and the act of a majority of the directors present at such meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that none of the following actions may be taken by the Corporation without the approval of (1) three-fourths of the entire Board of Directors and (2) the holders of at least 60% of the Series A Common Stock:

(a)                                 any merger, consolidation or conversion with or into any other entity or the reorganization, recapitalization, liquidation or dissolution of the Corporation, or the conveyance, sale, lease, transfer or other disposition of, in one transaction or a series of transactions, all or substantially all the business, properties or assets, whether now owned or hereafter acquired, or the acquisition by purchase or otherwise of all or substantially all the business, property or assets of, or stock or other evidence of beneficial ownership of, any Person;

(b)                                 the conveyance, sale, lease, transfer or other disposition of, in one transaction or a series of transactions, any material asset or group of assets, whether now owned or hereafter acquired.  For purposes of this paragraph (b), an asset or group of assets shall be deemed material if one or more of the following conditions is satisfied: (i) the aggregate purchase price therefor has a value of at least $5 million; (ii) such asset or group of assets has a book value of at least $5 million on the most recent balance sheet of the Corporation prepared in accordance with generally accepted accounting principles; (iii) such asset or group of assets consists of or includes any product formula, trademark, trade name or any other intellectual property right that is significant to the operations of the Corporation; or (iv) such asset or group of assets represents all or substantially all of a product line of the Corporation;

(c)                                  any investment in, acquisition or purchase of any stock, partnership or joint venture interest or other security, any loan, advance or contribution of capital, any acquisition of real or personal property, and any purchase or commitment or option to purchase stock or other securities of or any interest in another Person (other than a wholly-owned, direct or indirect, Subsidiary) or any integral part of any business or the assets comprising such business or part thereof, in each case exceeding $10 million;

(d)                                 any incurrence, rearrangement, amendment, modification, termination, suspension of material rights or refinancing of any indebtedness, whether recourse or otherwise, or agreement relating thereto, including guaranties, sale-leaseback arrangements, capital leases, installment sales arrangements and other similar financing arrangements or other deferred payment obligations for goods or services, in each case exceeding $10 million;

(e)                                  any issuance of Capital Stock by the Corporation and any issuance of capital stock by any Subsidiary of the Corporation, or any transfer by the Corporation or any of its Subsidiaries of any such Subsidiary capital stock;

(f)                                   except for those circumstances in which the provisions of Article III, Section 4(a) are applicable, any election, appointment or termination of the chief executive officer, chief operating officer or chief financial officer (or any position that is effectively comparable to any of the foregoing offices) or any amendment to or modification of the terms of employment of any such officer;

(g)                                  any amendment to the Corporation’s Certificate of Incorporation or bylaws, other than to increase the number of authorized shares of Common Stock or to effect a stock split or stock dividend;

(h)                                 except for transactions of the type described in Section 3(c) or (d) of this Article III that do not require the 60% vote of the holders of Series A Common Stock because such transaction satisfies an exemption stated therein or fails to exceed a minimum threshold set forth therein, any joint venture agreement or arrangement or partnership (in which the Corporation has general liability as a general partner or joint venturer) with, any other Person;

(i)                                     except for those circumstances in which the provisions of Article III, Section 4(a) are applicable, the execution of, or modification or waiver of any rights under, any contract or arrangement with any Shareholder or any Affiliate or Related Party thereof other than agreements referred to in that certain Shareholder Agreement, dated as of January 5, 1999, by and among the Corporation, TSG3 L.P., a Delaware limited partnership, TSG2 L.P., a Delaware limited partnership, A. Scott Connelly, Leonard P. Moskovits and Jerrold Pellizzon (the “Shareholder Agreement”); provided, however, that any transactions meeting the criteria described in Schedule C to the Shareholder Agreement shall be deemed to have received the requisite approval required by this Section 3(i).

(j)                                    the establishment of any committee of the Board of Directors;

(k)                                 any amendment or termination of the advisory agreement between the Corporation and Mason Sundown LLC (or any other Affiliate of TSG3); or

(1)                                 except for transactions of the type described in this Section 3(c) or (d) that do not require the 60% vote of the holders of Series A Common Stock because such transaction satisfies an exemption stated therein or fails to exceed a minimum threshold set forth therein, any investment in any other Person, except for temporary investments in securities issued or fully guaranteed as to principal and interest by the United States of America, commercial paper and other short term investments rated at least P-l by Moody’s Investor Services, or A-l by Standard & Poors Corporation, and money market funds, certificates of deposit, bankers acceptance or reverse repurchase agreements issued by or with any commercial bank incorporated in the United States having combined capital and surplus of at least $100,000,000.

Notwithstanding any provision in this Section 3 to the contrary, but subject to the following proviso, if a Shansby Partnership Event occurs, the 60% shareholder voting requirement set forth above shall be reduced to 51% and the required vote of directors shall be reduced to a majority instead of three-fourths of the total number of directors; provided, however, that the requirement for such higher thresholds for Board of Directors and shareholder approval shall continue to apply after any such Shansby Partnership Event to the extent that the matters set forth in this Section 3 relate to transactions or proposed transactions with any Shareholder or Related Person thereof.

Section 4.                          Certain Special Voting Requirements.  Notwithstanding any provision to the contrary in Section 3 of this Article III or elsewhere in these bylaws, none of the following actions may be taken by the Corporation without the approval of (1) a majority of the Board of Directors at a meeting at which a quorum is present and (2) the holders of at least 51% of the Series A Common Stock:

(a)                                 the hiring of, electing, or entering into an employment agreement with, Leonard Moskovits or Jerrold Pellizzon in their capacities as chief executive officer, chief operating officer and/or chief financial officer of the Corporation or any Subsidiary thereof, or renewing any such employment agreement on identical terms to the applicable initial employment agreement (without the issuance of any additional shares of Capital Stock to such persons or accelerated vesting of any shares of Capital Stock granted to them); or

(b)                                 any transaction of the type described in Section 3(b), (c), (d) and (h) that does not require the approval of the holders of 60% of the Series A Common Stock because such transaction satisfies an exemption stated therein or fails to exceed a minimum threshold set forth therein.

Section 5.                          Place of Meetings: Order of Business.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board of Directors (if any), or in his absence by the President, or by resolution of the Board of Directors.

Section 6.                          First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

Section 7.                          Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 8.                          Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors (if any), the President or, on the written request of any director, by the Secretary, in each case on at least twenty-four (24) hours personal, written, facsimile, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws.

Section 9.                          Removal.  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of at least 60% of the shares then entitled to vote at an election of directors.

Section 10.                   Vacancies: Increases in the Number of Directors.  Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the shareholders in accordance with these bylaws. Any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

Section 11.                   Compensation.  Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 12.                   Action Without a Meeting: Telephone Conference Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors may participate in a meeting of such Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 13.                   Approval or Ratification of Acts or Contracts by Shareholders.  The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the shareholders as if it has been approved or ratified by every shareholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of shareholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the shareholders as if it had been approved or ratified by every shareholder of the Corporation.

Article IV

Officers

Section 1.                          Number, Titles and Term of Office.  The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board of Directors and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board of Directors, if any, no officer need be a director.

Section 2.                          Salaries.  The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 3.                          Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.                          Vacancies.  Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.                          Powers and Duties of the Chief Executive Officer.  The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board of Directors as chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 6.                          Powers and Duties of the Chairman of the Board of Directors.  If elected, the Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors; and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 7.                          Powers and Duties of the President.  Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board of Directors or if there be no Chairman of the Board of Directors, preside at all meetings of the shareholders and (should he be a director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 8.                          Vice Presidents.  In the absence of the President, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.                          Treasurer.  The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 10.                   Assistant Treasurers.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 11.                   Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

Section 12.                   Assistant Secretaries.  Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 13.                   Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the chief executive officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Article V

Indemnification of Directors,
Officers. Employees and Agents

Section 1.                          Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ER1SA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

Section 2.                          Indemnification of Employees and Agents.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

Section 3.                          Right of Claimant to Bring Suit.  If a written claim received by the Corporation from or on behalf of an indemnified party under this Article V is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.                          Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Section 5.                          Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.                          Savings Clause.  If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.                          Definitions.  For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Article VI

Capital Stock

Section 1.                          Certificates of Stock.  The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board of Directors (if any), President or a Vice President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chairman of the Board of Directors (if any), President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such shareholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Section 2.                          Transfer of Shares.  The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.                          Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.                          Regulations Regarding Certificates.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5.                          Lost or Destroyed Certificates.  The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

Article VII

Miscellaneous Provisions

Section 1.                          Fiscal Year.  The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 2.                          Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 3.                          Notice and Waiver of Notice.  Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by facsimile, telegraphic, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the bylaws.

Section 4.                          Resignations.  Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary, The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5.                          Facsimile Signatures.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 6.                          Reliance upon Books, Reports and Records.  Each director shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or in relying in good faith upon other records of the Corporation.

Article VIII

Amendments

If provided in the Certificate of Incorporation of the Corporation and subject to the terms of Sections 3 and 4 of these bylaws, the Board of Directors shall have the power to adopt, amend and repeal from time to time bylaws of the Corporation, subject to the right of the shareholders entitled to vote with respect thereto to amend or repeal such bylaws as adopted or amended by the Board of Directors.